                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [x]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [x] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             ROWAN COMPANIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [x] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                             ROWAN COMPANIES, INC.

                  5450 TRANSCO TOWER, 2800 POST OAK BOULEVARD
                           HOUSTON, TEXAS 77056-6196

    C. R. PALMER
CHAIRMAN OF THE BOARD

                                                  March 13, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Rowan Companies, Inc., which will be held in the Transco Auditorium located on Level 2 of the Transco Tower, 2800 Post Oak Boulevard, Houston, Texas, on Friday, April 24, 1998 at 9:00 A.M., Houston time. Your Board of Directors and management look forward to greeting personally those stockholders able to attend.

     At the meeting, stockholders will be asked to elect three Class I Directors and to vote on three proposals submitted by the Board of Directors of the Company. These proposals are more fully described in the accompanying proxy statement, which you are urged to read carefully. Your Board of Directors recommends a vote FOR the election of the three nominees for Class I Director and FOR each of the three proposals.

     Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the meeting. You are requested to sign, date and mail the enclosed proxy promptly.

     Both your interest and participation in the affairs of the Company are most appreciated.

                                                  Sincerely,

                                                  /s/ C. R. Palmer
                                                  C. R. Palmer
                                                  Chairman, President and
                                                  Chief Executive Officer

                             ROWAN COMPANIES, INC.

                               5450 TRANSCO TOWER
                            2800 POST OAK BOULEVARD
                           HOUSTON, TEXAS 77056-6196
                                 (713) 621-7800

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             FRIDAY, APRIL 24, 1998

To the Stockholders:

     The Annual Meeting of the Stockholders of Rowan Companies, Inc., a Delaware corporation (the "Company"), will be held in the Transco Auditorium located on Level 2 of the Transco Tower, 2800 Post Oak Boulevard, Houston, Texas, on Friday, April 24, 1998 at 9:00 A.M., Houston time, for the following purposes:

        1. To elect three Class I Directors to serve until the third succeeding annual meeting and until their respective successors are duly elected and qualified.

        2. To consider and vote upon Proposal 1., the approval of the Rowan Companies, Inc. 1998 Nonemployee Director Stock Option Plan, such proposal being favored by the Board of Directors.

        3. To consider and vote upon Proposal 2., the approval of the Rowan Companies, Inc. 1998 Convertible Debenture Incentive Plan, such proposal being favored by the Board of Directors.

        4. To consider and vote upon Proposal 3., the approval of the amendment and restatement of the Rowan Companies, Inc. 1988 Nonqualified Stock Option Plan, such proposal being favored by the Board of Directors.

        5. To transact such other business as may properly come before such meeting or any adjournment thereof.

     February 27, 1998 has been fixed as the date of record for determining stockholders entitled to receive notice of and to vote at the Annual Meeting of Stockholders. A list of all stockholders entitled to vote is on file at the principal executive offices of the Company, 5450 Transco Tower, 2800 Post Oak Boulevard, Houston, Texas, 77056-6196.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                     /s/ MARK H. HAY
                                                         Mark H. Hay
                                                         Secretary

March 13, 1998

     YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND MAIL BACK THE ACCOMPANYING PROXY IN THE ENCLOSED RETURN ENVELOPE AT YOUR EARLIEST CONVENIENCE.

                             ROWAN COMPANIES, INC.

                               5450 TRANSCO TOWER

                            2800 POST OAK BOULEVARD

                           HOUSTON, TEXAS 77056-6196

                    ---------------------------------------

                                PROXY STATEMENT

                    ---------------------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Rowan Companies, Inc. for use at the Annual Meeting of Stockholders to be held on April 24, 1998 in the Transco Auditorium located on Level 2 of the Transco Tower, 2800 Post Oak Boulevard, Houston, Texas, or any adjournment thereof. The cost of solicitation will be paid by the Company. The Company has retained D. F. King & Co., Inc. to solicit proxies at an estimated cost of $7,500, plus reasonable expenses. In addition to solicitation by mail, solicitation of proxies may be made personally or by telephone or telecopy by the Company's employees, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxies and proxy material to their principals.

     The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by either (i) attending the meeting and voting in person or (ii) giving written notice of such revocation to Mr. Mark H. Hay, Secretary of the Company, at Rowan Companies, Inc., 5450 Transco Tower, 2800 Post Oak Boulevard, Houston, Texas 77056-6196. The enclosed proxy may also be revoked by a subsequently dated proxy received by the Company prior to the voting of the previously dated proxy.

     The Proxy Statement and the related form of proxy are being mailed or delivered to stockholders on or about March 13, 1998.

                         VOTING SECURITIES OUTSTANDING

     At the close of business on February 27, 1998, the record date for determining those stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders, there were outstanding 86,864,282 shares of $.125 par value Common Stock of the Company ("Common Stock"), each share of which is entitled to one vote on the matters to be presented at the meeting.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

MANAGEMENT

     The table below sets forth the number of shares of Common Stock of the Company owned as of February 27, 1998, by the directors, the five most highly compensated executive officers of the Company, and all directors and executive officers as a group:

                                                                 SHARES OF
                                                                COMMON STOCK
                          NAME                            BENEFICIALLY OWNED(1)(2)
                          ----                            ------------------------
Directors:
  Ralph E. Bailey                                                   50,000
  Henry O. Boswell                                                  67,600(3)
  R. G. Croyle                                                     180,231(4)
  H. E. Lentz                                                       25,200(5)
  D. F. McNease                                                    148,162
  Lord Moynihan                                                      1,000
  C. R. Palmer                                                   1,121,514(6)
  Wilfred P. Schmoe                                                  7,000
  Charles P. Siess, Jr.                                              7,000
  C. W. Yeargain                                                   233,202
Executive Officers (not Directors):
  E. E. Thiele                                                     230,518
  Paul L. Kelly                                                     59,375
All Directors and Executive Officers as a group (23 in
  number)                                                        2,517,534

---------------

(1) Except as noted otherwise, the persons and the group listed have sole voting and sole dispositive power with respect to the shares shown herein.

(2) All directors and executive officers as a group beneficially owned 2.90% of the outstanding shares of Common Stock; no continuing director, nominee or executive officer owned more than 1.29% of the Common Stock. Included herein are shares of Common Stock that may be acquired through April 28, 1998 through the conversion of Series III Floating Rate Convertible Subordinated Debentures (the "Series III Debentures") and the exercise of Nonqualified Stock Options (the "Options") as follows: C. R.
     Palmer -- Series III Debentures and Options -- 518,519 and 248,750 shares, respectively; R. G. Croyle -- Series III Debentures and Options -- 81,481 and 92,750 shares, respectively; D. F. McNease -- Series III Debentures and Options -- 107,407 and 39,750 shares, respectively; E. E. Thiele -- Series III Debentures and Options -- 118,518 and 41,250 shares, respectively; Paul
     L. Kelly -- Options -- 19,375 shares; and all directors and executive officers as a group -- the Series III Debentures and Options -- 907,406 and 562,875 shares, respectively.

(3) Includes 23,000 shares held by Dome Lake Investments, Ltd., in which Mr. Boswell and his wife hold a 59% interest in the general partner's 99% interest and a 60% interest in the limited partner's 1% interest. Mr. Boswell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Also included are 17,100 shares owned by Mr. Boswell's wife. Mr. Boswell disclaims beneficial ownership of such shares.

(4) Includes 1,000 shares owned by Mr. Croyle's son. Mr. Croyle disclaims beneficial ownership of such shares.

(5) Mr. Lentz's shares are owned jointly with his wife. The total includes 200 shares held in the names of Mr. Lentz's two minor children with respect to which Mr. Lentz's wife serves as custodian. Mr. Lentz disclaims beneficial ownership of such shares.

(6) Includes 3,132 shares held in a charitable foundation for which Mr. Palmer is one of three trustees. Mr. Palmer has no pecuniary interest in such shares.

PRINCIPAL STOCKHOLDERS

     The table below sets forth, as of February 27, 1998, certain information as to those persons who, to the knowledge of the Company, beneficially owned more than five percent of the Company's outstanding Common Stock:

   TITLE             NAME AND ADDRESS           NUMBER OF SHARES    PERCENT
  OF CLASS        OF BENEFICIAL OWNER(1)       BENEFICIALLY OWNED   OF CLASS
  --------        ----------------------       ------------------   --------
Common Stock  The Equitable Companies              11,275,254(2)     13.0%(2)
              Incorporated
              1290 Avenue of the Americas
              New York, New York 10104;

              AXA - UAP
              23, Avenue Matignon
              75008 Paris, France;
              The Mutuelles AXA Group
              detailed in (2) below

Common Stock  Soros Fund Management LLC             7,796,000(3)      9.0%(3)
              888 Seventh Avenue, 33rd Floor
              New York, New York 10106;

              George Soros
              888 Seventh Avenue, 33rd Floor
              New York, New York 10106;

              Stanley F. Druckenmiller
              888 Seventh Avenue, 33rd Floor
              New York, New York 10106;

              Duquesne Capital Management LLC
              2579 Washington Road, Suite 322
              Pittsburgh, Pennsylvania 15241

---------------

(1) To the knowledge of the Company, no other person owns more than 5% of the outstanding shares of Common Stock.

(2) Based on information contained in the named stockholders' Amendment No. 7 dated February 10, 1998 to its Schedule 13G, filed pursuant to the Securities Exchange Act of 1934 (the "1934 Act"). Such amended Schedule 13G also stated that The Equitable Companies Incorporated ("Equitable") and the AXA-UAP Companies described below as a group had sole voting power and shared voting power with respect to 4,986,234 shares and 6,217,000 shares, respectively, and sole dispositive power and shared dispositive power with respect to 11,275,060 shares and 194 shares, respectively. Furthermore, based on information also contained in that amended Schedule 13G, 3,713,900 shares, 7,561,160 shares and 194 shares of the shares shown above were beneficially owned by Equitable's subsidiaries, The Equitable Life Assurance Society of the United States ("Equitable U.S."), Alliance Capital Management L.P. ("Alliance Capital") and Donaldson, Lufkin & Jenrette Securities Corporation ("Donaldson"), respectively, and that Equitable U.S. had sole voting power and shared voting power with respect to 3,632,900 shares and 81,000 shares, respectively, and sole dispositive power with respect to 3,713,900 shares; Alliance Capital had sole voting power and shared voting power with respect to 1,353,334 shares and 6,136,000 shares, respectively, and sole dispositive power with respect to 7,561,160 shares; and Donaldson had shared dispositive power with respect to 194 shares. AXA-UAP and the four mutual insurance companies comprising The Mutuelles AXA Group, namely Alpha Assurances Vie Mutuelle located at 100-101 Terrasse Boieldieu, 92042 Paris La Defense France, and AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle, both located at 21, rue de Chateaudun, 75009 Paris France and AXA Courtage Assurance Mutuelle located at 26, rue Louis le Grand, 75002 Paris France, disclaim any beneficial interest in and disclaim any deemed voting power or dispositive power with respect to any of the shares shown above.

(3) Based on information contained in the named stockholders' Schedule 13G dated March 6, 1998, filed pursuant to the 1934 Act. Such Schedule 13G also stated that Soros Fund Management LLC ("SFM LLC") beneficially owned 6,211,000 shares and had sole voting and sole dispositive power with respect to 6,094,000 shares. The principal business of SFM LLC is to serve as the principal investment manager to several foreign investment companies including Quantum Fund and Quantum Partners located at Kaya Flamboyan 9, Willemstad, Curaco Netherlands Antilles ("Quantum"). Such 13G also stated that George Soros beneficially owned 6,901,000 shares, had sole voting and sole dispositive power with respect to 690,000 shares and had shared voting and shared dispositive power with respect to 6,094,000 shares. The principal occupation of Mr. Soros, a United States citizen, is to direct the activities of SFM LLC in his capacity as its Chairman. Additionally, he exercises, in his capacity as one of two general partners, voting and dispositive power over the investment accounts of Lupa Family Partners ("Lupa"), a New York limited partnership located at 888 Seventh Avenue, 32nd Floor, New York, New York. Such Schedule 13G also stated that Stanley F. Druckenmiller beneficially owned 7,223,000 shares, had sole voting and sole dispositive power with respect to 1,012,000 shares and had shared voting and shared dispositive power with respect to 6,094,000 shares. The principal occupation of Mr. Druckenmiller, a United States citizen, is to direct the investment decisions of SFM LLC in his capacity as its Lead Portfolio Manager. Such Schedule 13G also stated that Duquesne Capital Management LLC ("Duquesne") beneficially owned and had sole voting and sole dispositive power with respect to 1,012,000 shares. The principal business of Duquesne is to serve as discretionary investment advisor to a limited number of institutional clients. Mr. Druckenmiller owns a 75% interest in, and is sole managing member of, Duquesne. Included in the beneficially owned totals of SFM LLC, Mr. Soros and Mr. Druckenmiller are 117,000 shares for which SFM LLC, on behalf of Quantum, has contractually granted investment discretion to Cambridge Investments Ltd. of California ("Cambridge"), with SFM LLC having the ability to acquire voting and dispositive power over such shares within 60 days. SFM LLC expressly disclaims beneficial ownership of any shares held for the accounts of Lupa, Mr. Soros and Duquesne. Mr. Soros expressly disclaims beneficial ownership of any shares held for the accounts of Duquesne. Mr. Druckenmiller expressly disclaims beneficial ownership of any shares held for the account of Lupa and Mr. Soros. Duquesne expressly disclaims beneficial ownership of any shares held for the accounts of Quantum, Lupa and Mr. Soros.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     All of the Company's directors, executive officers and any greater than ten percent stockholders are required by Section 16(a) of the Securities Exchange Act of 1934 to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's Common Stock and to furnish the Company with copies of such reports. Based on a review of those reports and written representations that no other reports were required, the Company believes that all applicable Section 16(a) filing requirements were complied with during the year ended December 31, 1997.

                            QUORUM AND OTHER MATTERS

     The presence at the Annual Meeting of Stockholders, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock at the close of business on February 27, 1998 is necessary to constitute a quorum. In accordance with Delaware law and pursuant to the provisions of the Company's Bylaws, holders of shares shall be treated as being present at the Annual Meeting of Stockholders if the holders of such shares are present in person or are represented by valid proxies, whether the proxy cards granting such proxies are marked as casting a vote or abstaining or are left blank.

     If a quorum is present at the Annual Meeting of Stockholders, the election of each nominee for Class I Director will be approved if the votes cast in favor of the election of such nominee exceed the votes cast opposing the election of such nominee. Unless otherwise directed thereon, a validly executed proxy will be treated as a vote cast in favor of the election of the Class I Director nominees identified on page 6.

     The three Board of Director proposals or actions on any other matters to come before the Annual Meeting of Stockholders will be approved if a quorum is present and the votes cast in favor of the proposals or matters exceed the votes cast opposing same. Unless otherwise directed thereon, a validly executed proxy will be treated as a vote cast in favor of the three Board of Director proposals.

     In determining the number of votes cast, shares abstaining from voting on such matters and shares held in street name that are indicated as not being voted on by brokers due to lack of discretionary authority will not be treated as votes cast.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes. Classes I and II consist of three directors each and Class III consists of four directors. Each director holds office for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. Class I Directors are to be elected at the 1998 Annual Meeting of Stockholders.

     The Nominating Committee has determined that it would be in the best interest of the stockholders and the Company that the three current Class I Directors, H. E. Lentz, Wilfred P. Schmoe and Charles P. Siess, Jr., be selected to be the Class I Director Nominees.

     At their respective January 22, 1998 meetings, the Nominating Committee recommended, and the Board of Directors approved effective as of that date, increasing the number of Class III directors from two to four directors and the size of the board from eight to ten members. In accordance with the Company's Certificate of Incorporation and its bylaws, the remaining Class III Directors made the necessary appointments to fill the newly created vacancies, with R. G. Croyle -- Executive Vice President and D. F. McNease -- Senior Vice President, Drilling being the individuals so appointed.

     The persons named in the enclosed proxy have been selected as a proxy committee by the directors of the Company and valid proxies will be voted in the manner directed thereon. If no direction is made, the proxies will be voted for the election of the Class I Director nominees listed on page 6. Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the meeting, the proxy committee will select a replacement nominee in accordance with its best judgment.

     The table below sets forth certain information regarding the nominees for director and continuing directors as of February 27, 1998.

                       NOMINEES AND CONTINUING DIRECTORS
                     --------------------------------------

                                                 PRINCIPAL OCCUPATION                        YEAR FIRST
                                                     FOR THE PAST                              BECAME
          NAME(1)(2)                                  FIVE YEARS                       AGE    DIRECTOR
          ----------                             --------------------                  ---   ----------
           NOMINEES                         CLASS I (TERM EXPIRES IN 2001)
-------------------------------  ----------------------------------------------------
H. E. Lentz                      Managing Director of Lehman Brothers Inc.             53       1990
                                 (investment bankers) since March 1993; Investment
                                 Banker for Wasserstein Perella & Co., Inc. (March
                                 1988 through February 1993).

Wilfred P. Schmoe                Retired; formerly Executive Vice President, Director  70       1992
  (a)(b)(e)                      and member of the Executive Committee (May 1984 to
                                 November 1988) of E.I. DuPont de Nemours & Co.
                                 (diversified chemical/energy conglomerate).

Charles P. Siess, Jr.            Chairman of the Board and Chief Executive Officer of  71       1991
  (a)(b)(c)(e)                   Cabot Oil & Gas Corporation since May 1995 and from
                                 December 1989 to December 1992; Consultant and
                                 Acting General Manager of Bridas S.A.P.I.C. Oil
                                 Exploration (January 1993 to January 1994).
     CONTINUING DIRECTORS                  CLASS II (TERM EXPIRES IN 1999)
-------------------------------  ----------------------------------------------------

Ralph E. Bailey                  Chairman of the Board and, until February 1996,       73       1993
  (b)(d)(e)                      Chairman of the Board and Chief Executive Officer of
                                 American Bailey Corporation (manufacturing and
                                 energy investments); Chairman of the Board of Clean
                                 Diesel Technologies, Inc. (diesel fuel additives)
                                 since June 1996; until May 1995, Chairman of the
                                 Board of United Meridian Corporation (oil and gas
                                 exploration and production); and since March 1996,
                                 Chairman of the Board and Chief Executive Officer of
                                 XPRONET Inc. (oil and gas exploration).

Lord Moynihan                    Senior Partner of London-based Colin Moynihan         42       1996
  (d)                            Associates (CMA) (energy advisors) since 1993;
                                 Member of Parliament in the United Kingdom
                                 (1983-1992); additionally, Minister for Energy as
                                 Parliamentary Undersecretary of State at the UK
                                 Department of Energy (1990-1992).

C. W. Yeargain                   Chairman of the Board of LeTourneau, Inc.; Executive  72       1975
  (c)(d)                         Vice President of the Company until retiring in
                                 March 1991(3).
     CONTINUING DIRECTORS                  CLASS III (TERM EXPIRES IN 2000)
-------------------------------  ----------------------------------------------------

Henry O. Boswell                 Retired; formerly President (1983-1987) of Amoco      68       1988
  (a)(b)(c)(d)(e)                Production Company (oil and gas production).

R. G. Croyle                     Executive Vice President of the Company since         55       1998
                                 October 1993; Vice President, Legal (1983-1993)(4).

D. F. McNease                    Senior Vice President of the Company since October    46       1998
                                 1993; Vice President, Drilling (1991-1993)(4).

C. R. Palmer                     Chairman of the Board, President and Chief Executive  63       1969
  (c)(d)                         Officer of the Company(4).

                                         (Table continued on the following page)

(1) Directorships other than those listed in the table are as follows: Henry O. Boswell is a director of Service Master Company and Cabot Oil & Gas Corporation; H. E. Lentz is a director of Imperial Holly Corporation; Lord Moynihan is a director of Ranger Oil Limited and Charles P. Siess, Jr. is a director of Cabot Corporation and Camco, Inc.

(2) Committee memberships are indicated by (a) for Audit Committee, (b) for Compensation Committee, (c) for Executive Committee, (d) for Nominating Committee and (e) for 1986 Debenture Plan Committee. See "Committees of the Board of Directors" below for information on functions performed by the Committees. The Board of Directors held five meetings during 1997. All directors attended at least 75% of the 1997 meetings of the Board of Directors and Committees on which they served.

(3) In addition to his Board membership, Mr. Yeargain continues to serve the Company in a consulting capacity. See "Compensation Committee Interlocks and Insider Participation; Certain Transactions" on page 22.

(4) Information regarding the compensation of Messrs. Croyle, McNease and Palmer is disclosed in the Summary Compensation Table under "Executive Compensation" on page 14.

                               COMMITTEES OF THE
                               BOARD OF DIRECTORS

     The functions performed by the committees of the Board of Directors are as follows:

     The Audit Committee has as its principal functions to recommend to the Board of Directors each year the firm of independent auditors to be selected by the Company and its subsidiaries, to review the reports to be rendered and the fees to be charged by the independent auditors and to review with the independent auditors the principal accounting policies of the Company and its subsidiaries and other pertinent matters either at the initiative of the Committee or at the request of the independent auditors. The Audit Committee held one meeting in 1997.

     The Compensation Committee recommends to the Board of Directors from time to time the compensation to be paid to the executive and other officers of the Company and its subsidiaries and any plan for additional compensation that it deems appropriate. The Compensation Committee held three meetings in 1997.

     The Nominating Committee generally designates, on behalf of the Board of Directors, candidates for the directors of the class to be elected at the next meeting of stockholders. The Nominating Committee will consider for election to the Board qualified nominees recommended by stockholders. To make such a recommendation, stockholders should submit to the Company's Secretary a biographical sketch of the prospective candidate, which should include age, principal occupation and business experience and other directorships, including positions previously held or now held. Any such stockholder recommendations must be submitted not less than 60 days prior to the date of the anniversary of the annual meeting held in the prior year and, in the case of a special meeting, not more than ten days following the earlier of the date of the meeting notice or the public announcement notice. The Nominating Committee held one meeting in 1997.

     The Executive Committee has the authority to exercise all of the powers of the Board in the management of the business and affairs of the Company, except for certain qualifications noted in the Company's Bylaws. The Executive Committee did not hold any meetings in 1997.

     The 1986 Debenture Plan Committee administers the Company's 1986 Convertible Debenture Incentive Plan. The 1986 Debenture Plan Committee has broad authority to interpret, amend, suspend or terminate such Plan and to make all determinations necessary or advisable for the administration of the Plan. The 1986 Debenture Plan Committee held two meetings in 1997.

                                  PROPOSAL 1.

                   APPROVAL OF THE 1998 NONEMPLOYEE DIRECTORS
                               STOCK OPTION PLAN

     YOUR BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE PROPOSED 1998 ROWAN NONEMPLOYEE DIRECTORS STOCK OPTION PLAN (THE "DIRECTORS STOCK OPTION PLAN" OR "PLAN").

     The Board of Directors believes that the adoption of the Directors Stock Option Plan will promote the interests of the Company and its stockholders by providing a means by which directors of Rowan who are not employees of the Company or its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company while more closely aligning their economic interests with those of the stockholders. The Board of Directors also contemplates that the Plan will enable the Company to compete more effectively for highly qualified directors whose services will promote the continued growth and success of the Company, thereby advancing the interests of its stockholders.

PRINCIPAL FEATURES OF THE PLAN

     The following summary of the principal features of the Directors Stock Option Plan is qualified in its entirety by reference to Appendix A commencing on page A-1.

  (1) Term.

     The Directors Stock Option Plan shall, subject to approval of the stockholders at this meeting, be deemed to have commenced on April 24, 1998, the date of its adoption by the Board of Directors, and shall remain in effect until April 24, 2013, unless terminated by the Board of Directors at an earlier date.

  (2) Stock Subject to the Plan.

     The Plan provides for the issuance of up to 200,000 shares of Common Stock, subject to adjustment to reflect any future changes in the capitalization of the Company including, but not limited to, such changes as stock splits or stock dividends, mergers, consolidations or other reorganizations. In the event of such occurrence, adjustment in the number of shares subject to option and in the option price will be made to give effect thereto as though such shares were outstanding at and immediately prior to the occurrence of the event requiring an adjustment.

  (3) Administration.

     The Directors Stock Option Plan will be administered by action of the full Board of Directors of the Company. The directors to be granted options, the number of options to be granted and the terms and conditions of each option grant including the option price shall be determined by the Board of Directors. All such determinations, decisions, interpretations and orders made by the Board pursuant to the Directors Stock Option Plan shall be final, conclusive and binding on all nonemployee directors and their estates and beneficiaries.

  (4) Eligibility.

     Option grants may be made only to individuals who are directors of Rowan Companies, Inc. and who are not also employees of Rowan or its subsidiaries at the time that the option is granted. Currently there are seven directors who qualify to participate in the Directors Stock Option Plan.

  (5) Grants of Options.

     Each option grant will be evidenced by a written agreement between the Company and the nonemployee director optionee, such agreement containing those terms and conditions as may be approved by the Board.

     Option grants will generally not be transferable other than by will or the laws of descent and distribution. The Board may, in its discretion, provide an option agreement which permits the transfer of the option, in whole or in part and subject to certain conditions and limitations, from the nonemployee director optionee to his immediate family members, a trust or trusts for the exclusive benefit of his immediate family members, to a partnership or limited liability company in which he and his family members are the only partners, shareholders or members or to a charitable organization exempt under
Section 501(c)(3) of the Internal Revenue Code.

     Present plans contemplate granting options for a maximum term of five years, such options being 100% exercisable after one year from the date of grant. The exercise price of the options would equal the fair market value of the Company's Common Stock determined by the mean of the high and low sales prices reported on the New York Stock Exchange on the composite tape on the date of grant.

  (6) Federal Income Tax Consequences.

     Options granted pursuant to the Directors Stock Option Plan are nonstatuatory options and thereby do not qualify for special federal income tax treatment. As a general rule, no tax is imposed on the nonemployee director optionee upon the grant of a nonstatuatory option. Upon the exercise of a nonstatuatory option, the nonemployee director optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price paid for such shares. The Company may claim a deduction at the time and in the same amount as compensation income is recognized by the nonemployee director optionee.

  (7) Amendment of the Plan.

     The Directors Stock Option Plan or any part thereof may be amended from time to time by the Board of Directors which, at its discretion, may also terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. The Board may not, however, change any option previously granted such that it would materially impair the rights of the nonemployee director optionee without his consent. Furthermore, the Board may not, without the consent of the stockholders, make any amendment or alteration which would materially increase the benefits accruing to nonemployee director participants, increase the number of shares issuable (other than an increase reflecting a stock dividend or stock split) or extend the term of the Plan.

     Approval of Proposal 1. will require the affirmative vote of a majority of the shares of the Company's Common Stock present in person or by proxy and voting at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 1.

                                  PROPOSAL 2.

                   APPROVAL OF THE 1998 CONVERTIBLE DEBENTURE
                                 INCENTIVE PLAN

     YOUR BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE PROPOSED ROWAN 1998 CONVERTIBLE DEBENTURE INCENTIVE PLAN (THE "EMPLOYEE DEBENTURE PLAN" OR "PLAN").

     The Board of Directors believes that the adoption of the Employee Debenture Plan, as an adjunct to the Company's 1986 Convertible Debenture Incentive Plan (the "1986 Plan") under which no additional offerings may be made, will permit the Company to continue to offer to officers and other key personnel of the Company and its subsidiaries the opportunity to invest in up to $30,000,000 in aggregate principal amount of corporate debt in the form of the Company's floating interest rate subordinated debentures (the "Debentures") which are convertible into shares of Preferred Stock, $1.00 par value, of the Company ("Preferred Stock"), which shares of Preferred Stock are convertible into Common Stock of the Company. The Board of Directors believes the Plan will enable the Company and its subsidiaries to compete more effectively for the services of highly qualified management personnel and will give officers and key personnel added incentive to work for the continued growth and success of the Company, thereby advancing the interests of its stockholders.

PRINCIPAL FEATURES OF THE PLAN

     The following summary of the principal features of the Employee Debenture Plan is qualified in its entirety by reference to Appendix B commencing on page B-1. In most material respects, the Employee Debenture Plan corresponds to the Company's 1986 Convertible Debenture Incentive Plan.

  (1) Term.

     The Employee Debenture Plan shall become effective on April 24, 1998 subject to its approval by the Company's stockholders and shall expire when all of the Company's obligations with respect to all outstanding Debentures have been discharged. No Debenture may be issued after April 24, 2008.

  (2) Administration of the Plan.

     The Employee Debenture Plan provides for administration by a committee of the Board of Directors (the "Committee") consisting of three or more persons, each of whom is a "disinterested person" within the meaning of Rule 16b-3(d)(3) under the Securities Exchange Act of 1934 (the "1934 Act"). The Company expects that the members of the Committee will be selected by the Board of Directors at the first meeting of the Board of Directors following approval of the Plan by the stockholders of the Company.

     Within the limitations of the Employee Debenture Plan, the Committee will have broad authority to interpret, amend, suspend or terminate the Plan and to make all determinations necessary or advisable for the administration of the Plan. All such determinations, decisions, interpretations and orders made by the Committee pursuant to the Employee Debenture Plan shall be final, conclusive and binding on all Debenture holders and their estates and beneficiaries.

     No determination has yet been made as to the officers and other key employees who will be offered the opportunity to purchase Debentures, the aggregate principal amount of Debentures or the terms and conditions of Debentures to be offered pursuant to the Plan, other than as set forth in the Plan. The Company currently expects that approximately 10 officers and key employees may be selected by the Committee to receive offers to purchase Debentures under the Plan.

  (3) Offer and Sale of Debentures.

     The Committee will select the key employees to whom the Debentures will be offered and will determine the amount and terms of the Debentures to be offered to each employee. Offers of Debentures may only be made on four dates during any year, as set forth in the Plan. Payment for Debentures may be made in cash or in Common Stock of the Company.

     The Debentures will be sold to key employees at a price equal to the higher of (a) face value plus accrued interest to the date of the sale or (b) the fair market value of the Debentures as determined by an independent investment banking firm. The Plan contains certain limited tax make-up provisions in the event the Internal Revenue Service determines the value of a Debenture at the time of sale exceeded the sale price thereof.

  (4) Terms of Debentures.

     Debentures shall be issued in series, the terms and conditions of which may vary among series. Debentures shall bear a floating interest rate and shall be in such form and denominations as determined by the Committee. Unless earlier redeemed or converted, each series will be due not earlier than five years, or later than ten years, from the date of issuance.

     The price at which shares of Preferred Stock will be deliverable upon conversion of a series of Debentures will be set at a price which would equal the fair market value of the Company's Common Stock determined by the mean of the high and low sales price reported on the New York Stock Exchange on the Composite Tape on the date of sale of such series of Debentures, subject to certain adjustments described in the Plan. The Company expects that the Preferred Stock will have no voting rights except as required by law or the Company's charter, will have a nominal dividend, if any, and will have a nominal liquidation preference. The

Company's charter requires that, so long as any shares of preferred stock of the Company are outstanding, the Company shall not amend, alter or repeal any of the provisions of its charter so as to adversely affect the rights, powers or preferences of any one or more series of preferred stock or the holders thereof without the consent of the holders of at least two-thirds of the total number of outstanding shares of the several series so affected; provided that the consent of the holders of only a majority of outstanding shares of preferred stock is required for an amendment increasing the number of authorized shares of preferred stock or which authorizes or creates shares of stock ranking on a parity with the preferred stock as to dividends or as to distribution of assets. The number of shares of Common Stock which shall be delivered upon conversion of any shares of a series of Preferred Stock shall not exceed the face value of the related Debentures which were converted into Preferred Stock, divided by the mean of the high and low sales price reported on the New York Stock Exchange on the Composite Tape on the date of sale of such Debentures, subject to certain adjustments described in the Plan. The Plan provides a limited tax make-up provision in the event the Internal Revenue Service determines that a conversion is a taxable transaction. No additional stockholder approval is necessary to authorize or issue either the Preferred Stock into which the Debentures are convertible or the Common Stock into which the Preferred Stock is convertible.

     The conversion privilege that the Committee may select for any one series of Debentures offered under the Plan may vary from the conversion privilege for any other series offered under the Plan. In the case of the first two of the three series offered under the 1986 Plan, the conversion privilege associated with those series provided that the Debentures could be exercised at any time after one year from the date of issuance until the due date of the Debentures, unless the conversion privilege had been terminated earlier or suspended under to the terms of the Plan. In the case of the third series offered under the 1986 Plan, the conversion privilege associated with that series provided that the Debentures could be exercised in somewhat equal portions at any time after one, two, three and four years from the date of issuance until the Debenture due date, unless the conversion privilege had been terminated or suspended. At present, no determination has been made as to the nature of the conversion privilege to be included in Debenture offerings to be made under the Plan.

     With respect to the amounts of time allowed for conversion following the occurrence of any of the various events constituting termination of employment and the situation as to any accelerated vesting, the Plan provides for the following: in the case of retirement, five years and no acceleration unless specifically approved by the Committee; in the case of death during the five year period following normal retirement, two years but no acceleration; in the case of disability while employed, five years and acceleration; and, in the case of death while employed or death during the five year period following disability, two years and acceleration. In the event of any other type of termination of employment, the conversion privilege shall terminate.

     As in the case of conversion privilege, the transferability privilege for one series may differ from that of another series. Series I and II Debentures under the 1986 Plan were not transferable. After amendment to the 1986 Plan and each currently outstanding Debenture, the Debenture holders who owned Series III Debentures were then permitted to transfer the Debentures, in whole or in part and subject to certain conditions and limitations, from the holder to the holder's immediate family members, a trust or trusts for the exclusive benefit of the holder's immediate family members, to a partnership or limited liability company in which the holder and the holder's family members are the only partners, shareholders or members, or to a charitable organization exempt under
Section 501(c)(3) of the Internal Revenue Code. No determination has been made at present as to the nature of the transferability privilege to be included in Debenture offerings to be made under the Plan.

     Debentures may be pledged to a lender (which may be the Company) as security for loans to provide all or part of the financing to purchase such Debentures. The Company may make loans to key employees to provide all or part of the financing to purchase Debentures, as set forth in the Employee Debenture Plan. The Company currently anticipates that substantially all loans to provide financing for the Debentures will be made by the Company as opposed to being made by lending institutions.

     The Company may redeem all the Debentures issued under the Plan on 30 days prior written notice to Debenture holders. Debentures may also be redeemed upon termination of the conversion privilege with respect thereto in accordance with the terms of the Plan, and upon notice that a loan for which such Debentures are pledged is in default.

     Cash proceeds from the sale of Debentures will constitute general funds of the Company.

  (5) Federal Income Tax Consequences.

     Based upon what the Company believes is the current position of the Internal Revenue Service the Company will not be entitled to a tax deduction at the time that a Debenture holder acquires a Debenture (unless the fair market value exceeds the purchase price), at any point in the conversion sequence or at the time that a Debenture holder sells the Debenture.

  (6) Amendment of the Plan.

     The Employee Debenture Plan may be amended from time to time by the Committee which, at its discretion, may also terminate the Plan. The Committee may not, however, terminate a Debenture or otherwise do anything to adversely affect the rights of the Debenture holder without the holder's consent. Furthermore, the Committee may not, without the consent of the stockholders, make any amendment or alteration which would materially increase the number of shares issuable under the Plan (other than an increase reflecting a stock dividend or stock split), change the persons eligible to purchase Debentures under the Plan, change the benefits under the Plan, extend the term of the Plan or cause the Plan to fail to meet the requirements of Rule 16b-3 of the 1934 Act.

     Approval of Proposal 2. will require the affirmative vote of a majority of the shares of the Company's Common Stock present in person or by proxy and voting at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 2.

                                  PROPOSAL 3.

               APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 1988
                         NONQUALIFIED STOCK OPTION PLAN

     YOUR BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE PROPOSED AMENDMENT AND RESTATEMENT OF THE ROWAN 1988 NONQUALIFIED STOCK OPTION PLAN (THE "EMPLOYEE STOCK OPTION PLAN" OR THE "PLAN").

     The Board of Directors believes that amending the Employee Stock Option Plan will permit the Company to continue providing a means whereby certain employees of the Company and its subsidiaries and affiliates can develop a sense of proprietorship and personal involvement in the development and financial success of the Company and, further, will encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Currently the Employee Stock Option Plan would terminate on January 21, 2003 and is limited to granting options to purchase 7,000,000 shares of the Company's Common Stock (of which 5,706,554 have been granted as of December 31, 1997).

     Subject to approval by the stockholders at this Annual Meeting, the Board of Directors, at a meeting held on January 22, 1998, approved amending and restating the Employee Stock Option Plan so as to increase the number of shares of Common Stock issuable under the Plan by 3,000,000 shares and to extend by five years the period during which options may be granted. Accordingly, if Proposal 3. is approved by the stockholders, the maximum number of shares of Common Stock for which options could be granted under the Plan would be 10,000,000 shares (subject to adjustment to reflect any future changes in the capitalization of the Company including, but not limited to, such changes as stock splits or stock dividends, mergers, consolidations or other reorganizations) and the latest date by which grants could be made would be January 21, 2008. Except for certain technical updating revisions, no other amendments or modifications to the Employee Stock Option Plan are being recommended by the Board at this time.

PRINCIPAL FEATURES OF THE PLAN

     The following summary of the principal features of the Employee Stock Option Plan is qualified in its entirety by reference to Appendix C commencing on page C-1.

  (1) Adjustments in Stock Subject to the Plan.

     The Employee Stock Option Plan contains antidilution provisions for appropriate adjustment in the number of options subject to the Plan and shares reserved for issuance should certain events occur. In the event of a stock split, adjustment in the number of shares subject to option and in the option price will be made to give effect thereto as though such shares were outstanding at and immediately prior to the occurrence of the event requiring an adjustment.

  (2) Administration.

     The Plan is administered by a committee of the Board (the "Committee"). The Committee shall be constituted so as to permit the Plan to comply with Rule 16b-3 of the 1934 Act. See Proposal 1. beginning on page 8 herein with respect to the Nonemployee Director Stock Option Plan which, if approved, would permit nonemployee directors who might be members of the Committee to participate in a Company stock option plan. The Committee has sole authority to select the employees who are to be granted options from those eligible and to establish the number of shares which may be issued under each option. All such determinations, decisions, interpretations and orders made by the Committee pursuant to the Employee Stock Option Plan shall be final, conclusive and binding on all employee participants and their estates and beneficiaries.

  (3) Grants of Options.

     Options granted under the Plan expire ten years after the date of grant. It has been the Committee's policy in setting the terms of Options granted under the Plan that such options become exercisable in 25% increments over a four-year service period with the options being 100% exercisable four years after the date of grant. Option prices are also determined by the Committee and may be less than the fair market value at the time the options are granted. Except for the limitation that the option price may not be less than the par value of the Company's Common Stock, no maximum or minimum price is specified in the Plan.

     Each option grant is evidenced by a written agreement between the Company and the employee optionee (the "Option Agreement") containing such terms and conditions and are exercisable for such periods as may be approved by the Committee subject to certain restrictions contained in the Employee Stock Option Plan. The Option Agreement terms and conditions associated with grants made in the past may differ from those associated with grants made in the future.

  (4) Federal Income Tax Consequences.

     Options granted pursuant to the Employee Stock Option Plan are nonqualified and do not qualify for special federal income tax treatment. As a general rule, no tax is imposed on the optionee upon the grant of a nonqualified option. Upon the exercise of a nonqualified option, the employee optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price paid for such shares, and the Company may claim a deduction at the time and in the same amount as compensation income is recognized by the optionee. Options granted under the Employee Stock Option Plan are not intended to qualify as "performance based" compensation for purposes of the compensation deduction limitation provisions of the Internal Revenue Code. Accordingly, the Company's deduction may be eliminated by application of these rules. In addition, the Employee Stock Option Plan includes provisions regarding a Change of Control that could result in application of the "parachute payment sanctions" with a resulting loss of deduction to the Company upon exercise of an individuals Options.

  (5) Amendment of the Plan.

     The Employee Stock Option Plan or any part thereof may be amended from time to time by the Board of Directors which, at its discretion, may also terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. The Board may not, however, change any option previously granted such that it would materially impair the rights of the optionee without his consent. Furthermore, the Board may not, without the consent of the stockholders, make any amendment or alteration which would materially increase the benefits accruing to the participants, increase the number of shares issuable (other than an increase reflecting a stock dividend or stock split) or extend the term of the Plan.

     At present, no determination has been made as to the employees who will receive grants or the terms and conditions thereof. As of February 27, 1998, 338 active, key employees had been granted options under the Employee Stock Option Plan.

     Approval of Proposal 3. will require the affirmative vote of a majority of the shares of the Company's Common Stock present in person or by proxy and voting at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 3.

                             EXECUTIVE COMPENSATION

     The following table sets forth for the fiscal years ended December 31, 1997, 1996 and 1995 annual compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                     -----------------
                                              ANNUAL COMPENSATION    SHARES UNDERLYING
                                              --------------------    DEBENTURES AND         ALL OTHER
  NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)      OPTIONS(#)       COMPENSATION($)(1)
  ---------------------------          ----   ---------   --------   -----------------   ------------------
C. R. Palmer                           1997   $910,000    $450,000         75,000              $4,750
  Chairman of the Board, President     1996    853,333     250,000         75,000               4,500
  and Chief Executive Officer          1995    800,000     - 0 -          150,000               3,375

R. G. Croyle                           1997    270,000     120,000         15,000               4,750
  Executive Vice President             1996    241,667      50,000         15,000               4,203
                                       1995    216,667     - 0 -           30,000               3,375

D. F. McNease                          1997    241,667     100,000         15,000               4,750
  Senior Vice President --             1996    216,667      40,000         12,500               2,937
  Drilling                             1995    191,667     - 0 -           25,000               1,687

E. E. Thiele                           1997    216,667      60,000         15,000               4,750
  Senior Vice President -- Finance,    1996    195,000      30,000         12,500               4,182
  Administration and Treasurer         1995    181,667     - 0 -           25,000               3,375

Paul L. Kelly                          1997    186,667      50,000         15,000               4,750
  Senior Vice President --             1996    176,667      25,000         12,500               4,175
  Special Projects                     1995    166,667     - 0 -           25,000               3,375

---------------

(1) Represents the amount of the Company's contribution on behalf of the Named Executive Officer to the Rowan Companies, Inc. Savings and Investment Plan (401(k) Plan).

     No executive officer received any non-cash compensation during fiscal years 1997, 1996 and 1995 having an aggregate incremental cost to the Company in excess of the lesser of $50,000 or 10% of his or her total annual salary and bonus as reported in this table.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The table below sets forth information pertinent to stock options granted under the Company's 1988 Nonqualified Stock Option Plan (the "1988 Plan") to the Named Executive Officers during 1997:

                                         INDIVIDUAL GRANTS                               POTENTIAL
                       -----------------------------------------------------         REALIZABLE VALUE
                                      PERCENT                                        AT ASSUMED ANNUAL
                       NUMBER OF      OF TOTAL                                        RATES OF STOCK
                         SHARES       OPTIONS                                       PRICE APPRECIATION
                       UNDERLYING    GRANTED TO    EXERCISE OR                        FOR OPTION TERM
                        OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------------
        NAME           GRANTED(#)   FISCAL 1997    ($/SHARE)(1)    DATE(2)      0%        5%         10%
        ----           ----------   ------------   ------------   ----------   -----   --------   ----------
C. R. Palmer             75,000         9.2%          $19.63       4-25-07     - 0 -   $926,250   $2,346,750
R. G. Croyle             15,000         1.8            19.63       4-25-07     - 0 -    185,250      469,350
D. F. McNease            15,000         1.8            19.63       4-25-07     - 0 -    185,250      469,350
E. E. Thiele             15,000         1.8            19.63       4-25-07     - 0 -    185,250      469,350
Paul L. Kelly            15,000         1.8            19.63       4-25-07     - 0 -    185,250      469,350

---------------

(1) Last reported sales price of the Common Stock on the New York Stock Exchange on April 25, 1997, the date of grant.

(2) Options expire ten years after the date of grant and become exercisable in 25% increments over a four-year service period with the options being 100% exercisable four years after the date of grant. Exercisability may accelerate upon the occurrence of certain events such as corporate reorganizations, death or disability (as set forth in the option agreement or the plan).

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     For each of the Named Executive Officers, the information set forth below reflects, for the fiscal year ended December 31, 1997, options under the Company's 1988 Plan which were exercised and the value realized thereon as well as exercisable and unexercisable options which were unexercised at year-end 1997 and the realizable value thereon at such date:

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                         SHARES                            OPTIONS AT               IN-THE-MONEY OPTIONS AT
                       ACQUIRED ON     VALUE          DECEMBER 31, 1997(#)          DECEMBER 31, 1997($)(1)
                        EXERCISE      REALIZED    ----------------------------    ----------------------------
        NAME               (#)          ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           -----------    --------    -----------    -------------    -----------    -------------
C. R. Palmer             12,500       $235,938      303,750         226,250       $8,693,437      $4,475,937
R. G. Croyle              6,000        130,813       71,500          47,500        2,055,812         961,562
D. F. McNease            15,500        334,125       20,375          43,125          556,531         859,219
E. E. Thiele             25,000        459,375       21,875          43,125          600,781         859,219
Paul L. Kelly            21,875        362,110          -0-          43,125              -0-         859,219

---------------

(1) Represents the difference between $30.50, which was the last reported per share sales price of the Company's Common Stock on the New York Stock Exchange on December 31, 1997, and the per share exercise price ($1.00, $15.25 or $19.63 per share, depending upon the grant) times the number of underlying shares.

OPTION PLANS

     Options granted under the 1988 Plan detailed under Proposal 3. beginning on page 12 are nonqualified options and expire ten years after the date of grant. As of February 27, 1998, options to purchase shares (net of forfeitures) of the Company's Common Stock had been granted at the following option exercise prices:
4,254,429 shares at $1.00 per share; 485,625 shares at $7.625 per share; 25,000 shares at $8.00 per share; 581,000 shares at $9.8125 per share; 164,500 at $15.25 per share and $196,000 at $19.625 per share. Outstanding options under the 1988 Plan expire between April 1999 and April 2007.

     In addition to the 1988 Plan, the Company has another stock option plan entitled Rowan Companies, Inc. 1980 Nonqualified Stock Option Plan (the "1980 Plan"). The authority of the Board of Directors to grant additional options under the 1980 Plan expired on January 25, 1990. The 1980 Plan provided for the grant of options to key employees of the Company and its subsidiaries, and the exercise prices and terms of options granted under the 1980 Plan were determined by the Compensation Committee. Options granted under the 1980 Plan become exercisable in 25% increments over a four-year service period with the options being 100% exercisable four years after the date of grant. As of February 27, 1998, options to purchase a total of 971,500 shares (net of forfeitures) of the Company's Common Stock had been granted under the 1980 Plan at an option exercise price of $1.00 per share. Outstanding options under the 1980 Plan are nonqualified options and expire between April 1998 and April 1999.

CONVERTIBLE DEBENTURE INCENTIVE PLAN

     The Rowan Companies, Inc. 1986 Convertible Debenture Incentive Plan (the "Plan") was approved at the Company's 1986 Annual Meeting of Stockholders. The Plan provided for the issuance to key employees of the Company and its subsidiaries of up to $20,000,000 in aggregate principal amount of the Company's floating rate convertible subordinated debentures (the "Debentures"). The Debentures are convertible into fully paid and nonassessable shares of preferred stock, which are immediately convertible into fully paid and nonassessable shares of Common Stock of the Company. The ultimate conversion price for each issue is the closing price of the Company's Common Stock on the day prior to the issuance of the Debentures.

     The Plan is administered by the 1986 Debenture Plan Committee of the Board of Directors (the "Debenture Committee"). The Debenture Committee has the authority to select key employees of the Company or any subsidiary who may purchase Debentures. The Debenture Committee also determines, with respect to each series of Debentures, the interest rate, conversion price and other terms and conditions of the Debentures, all consistent with the provisions of the Plan. Effective November 30, 1994, no more Debentures could be offered under the Plan.

     With respect to Series I Debentures issued in June 1986 and the Series II Debenture issued in September 1987, the $5,125,000 aggregate principal amount of the former was converted into 891,304 shares of Common Stock at $5.75 per share prior to the June 1996 expiration date and the $4,500,000 aggregate principal amount of the latter was converted into 500,000 shares of Common Stock at $9.00 per share prior to the September 1997 expiration date.

     The $10,300,000 aggregate principal amount of Series III Debentures issued in November 1994 is ultimately convertible into 1,525,926 shares of Common Stock at $6.75 per share in specified amounts and intervals until November 30, 2004 as follows: beginning November 30, 1995 -- $2,350,000 convertible into 348,148 shares; beginning November 30, 1996 -- $2,450,000 convertible into 362,963 shares; beginning November 30, 1997 -- $2,700,000 convertible into 399,998 shares; and beginning November 30, 1998 -- $2,800,000 convertible into 414,817 shares. All employees participating in the Series III Debenture offering have borrowed the Debenture purchase price from the Company. Promissory notes evidencing the borrowings bear interest at the same rate as the Debentures and are secured by a pledge of the Debentures purchased. In 1997, Debentures in the amount of $575,000 were converted into 85,185 shares of Common Stock. The aggregate principal amount of Series III Debentures outstanding at February 27, 1998 (net of debentures cancelled) was $8,625,000, which is convertible into 1,277,778 shares of Common Stock.

PENSION PLAN

     The Company offers to eligible drilling and aviation employees participation in a non-contributory, defined benefit pension plan. All salaried and hourly employees (including executive officers but excluding non-US. citizens) of the Company who have completed one year of employment (as defined in the plan) are eligible to participate in the pension plan. Pursuant to the terms of the pension plan, the cost of which is borne by the Company, an eligible employee generally will receive a pension at age 60 pursuant to a formula which is based upon the employee's number of years of credited service and his average annual compensation during the highest five consecutive years of his final ten years of service. Compensation for this purpose is based on salary, excluding discretionary bonuses. Because applicable provisions of the Internal Revenue Code, as amended, currently limit the annual benefits payable to any individual from the pension plan to $120,000, the pension plan provides that benefits of a plan retiree which are limited by the provisions of the Internal Revenue Code shall be increased each year that adjustments to such provisions permit a benefit increase. As of January 31, 1998, the Company had approximately 1,900 employees eligible to participate in such pension plan.

     The Company offers to eligible manufacturing employees participation in a separate non-contributory, defined benefit pension plan. This plan is substantially similar to the Company's drilling and aviation pension plan except that: an eligible employee generally will receive a pension at age 65 rather than at age 60; the benefits are subject to reduction for Social Security benefits; and no provision has been made for increasing the annual benefits payable to any individual under this plan for the purpose of tracking an upward adjustment in the limitation imposed by the Internal Revenue Code. As of January 31, 1998, the Company's manufacturing subsidiaries had approximately 1,400 employees eligible to participate in this pension plan.

     The Company also sponsors pension restoration plans which provide for the restoration of any retirement income that is lost under its pension plans because of the previously mentioned Internal Revenue Code limitations on benefits payable or the compensation level on which they are based. Both pension restoration plans are unfunded and benefits thereunder are paid directly by the Company. To date, two employees, C. R. Palmer and C. W. Yeargain, have been selected to be participants under the plan of Rowan Companies, Inc. Mr. Yeargain retired in March 1991.

     The following table illustrates, for representative average earnings and years of credited service levels, the annual retirement benefit payable to eligible drilling and aviation employees under the Company's pension and pension restoration plans computed on the basis of a life annuity with 60 payments guaranteed.

                             PENSION PLAN TABLE(1)

                                        YEARS OF SERVICE(2)
                  ---------------------------------------------------------------
COMPENSATION(3)      15         20         25         30         35         40
---------------   --------   --------   --------   --------   --------   --------
  $  125,000      $ 32,812   $ 43,750   $ 54,687   $ 65,625   $ 76,562   $ 87,500
     150,000        39,375     52,500     65,625     78,750     91,875    105,000
     175,000        45,937     61,250     76,562     91,875    107,187    122,500
     200,000        52,500     70,000     87,500    105,000    122,500    140,000
     225,000        59,062     78,750     98,437    118,125    137,812    157,500
     250,000        65,625     87,500    109,375    131,250    153,125    175,000
     300,000        78,750    105,000    131,250    157,500    183,750    210,000
     400,000       105,000    140,000    175,000    210,000    245,000    280,000
     500,000       131,250    175,000    218,750    262,500    306,250    350,000
     600,000       157,500    210,000    262,500    315,000    367,500    420,000
     700,000       183,750    245,000    306,250    367,500    428,750    490,000
     800,000       210,000    280,000    350,000    420,000    490,000    560,000
     900,000       236,250    315,000    393,750    472,500    551,250    630,000
   1,000,000       262,500    350,000    437,500    525,000    612,500    700,000

---------------

(1) The benefits listed in the table are not subject to reduction for Social Security benefits or other offset amounts.

(2) As of December 31, 1997, the Named Executive Officers were credited under either or both the pension and pension restoration plans for the drilling and aviation employees of the Company with years of service as follows: C.
    R. Palmer -- 37; R. G. Croyle -- 24; D. F. McNease -- 24; E. E. Thiele -- 28 and Paul Kelly -- 15.

(3) The annual benefit amounts payable to Mr. Yeargain are $168,127. Mr. Yeargain's benefit is based upon his 44 years of credited service under pension and pension restoration plans covering the Company's drilling employees. The estimated annual benefit amount payable upon retirement to Mr. Palmer is $523,013. The other executive officers named in "Executive Compensation" above will basically be entitled to receive the annual benefit amounts based upon their 1997 salary amount set forth under "Salary" in the table on page 14 and their years of credited service under the pension plan (see Footnote (2) above).

DIRECTOR COMPENSATION

     Each director who is not a salaried officer of the Company or a subsidiary receives $30,000 annually for serving as a director, $750 for attending a regular or special Board meeting and $500 for attending a meeting of each committee on which he serves. In addition, directors are reimbursed for reasonable travel expenses.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION POLICY FOR EXECUTIVE OFFICERS

     Under the supervision of the Compensation Committee (the "Committee") of the Board of Directors, the Company has developed and implemented compensation policies and programs that seek to retain and motivate employees of the Company and its subsidiaries whose performance contributes to the Company's goal of maximizing stockholder value in a volatile industry that is recovering from a prolonged downturn. In addition, these compensation policies attempt to align the executive officers' interests with those of the stockholders by providing incentive compensation related to the value of the Company's Common Stock. Compensation decisions are made by the Committee after reviewing recommendations prepared by the Company's Chief Executive Officer, with the assistance of other Company personnel. The Company historically has combined salaries with stock option grants, convertible debenture offerings and selected cash bonuses to provide a compensation balance. The balance established by the Committee is designed to reward past performance, retain key employees and encourage future performance.

     In approving and establishing compensation for an executive officer, several factors are considered by the Committee. Performance criteria include individual performance, overall Company performance versus that of its competitors and performance of the price of the Company's Common Stock in comparison to prior levels and to the relative stock prices of its competitors. When evaluating individual performance, particular emphasis has been placed on the executive officers' success in enabling the Company to increase its market share, their ability to develop innovative ways to obtain better returns on the Company's assets and to respond to prevailing conditions in the drilling, aviation and manufacturing industries. Emphasis is placed upon an individual's integrity, loyalty and competence in his areas of responsibility. When evaluating the foregoing performance criteria in setting executive compensation, the Committee gives greatest weight to those factors it believes have or will contribute the most towards maximizing stockholder value and increasing the Company's financial viability. The factors that contribute the most towards these goals vary depending on the state of the industry in which the Company operates.

     Based upon the Committee's determination, all of the executives named above, including Mr. Palmer (see "Chief Executive Officer Compensation" below), received a salary increase and a bonus in 1997 as the Company's operational and financial performance (reflected in its revenues and earnings growth and its stock price appreciation) continued to show significant improvement during 1997. As discussed above, factors considered by the Committee in setting compensation included each individual's past contributions and performance, as well as the Company's operating results and the performance of the Company's stock in comparison to its competitors, management of its assets and debts and increasing market share and profitability. Additionally, setting salaries which are both externally competitive relative to the industry and internally equitable when considering performance and responsibility levels were pursued objectives. Competitor comparisons for purposes of determining executive officer compensation consisted of a comparison to the competitors in the Company's peer group under "Stockholder Return Performance Presentation" on pages 21 and 22 along with comparison to certain additional public companies in the energy service industry. Although no specific target has been established, the Committee generally seeks to set salaries at the median to high end of the range in comparison to peer group companies. Measurement of each individual's performance is to some extent subjective, and the Company does not make compensation awards based on the degree to which an individual achieves predetermined objective criteria.

     In addition to regular salary payments to executive officers in 1997, the Committee determined to make stock option grants to all of the Company's executive officers, including Mr. Palmer, at an exercise price equal to the closing market price on the date of grant of $19.63 per share. The primary basis for these stock option grants was management's performance in increasing market share and profitability in an increasingly competitive environment resulting from increased oil and gas exploration and development activities worldwide. The Committee also took into account the successful design and implementation of the Company's $555 million program to construct three Super Gorilla Class drilling rigs and the Committee's evaluation of the individual performance of each officer. The criteria used in evaluating individual performance for purposes of these grants were the same as the criteria discussed above that are considered when setting regular compensation. Previous option grants and debenture offerings to and held by executive officers were taken into account when determining the amount of new option awards.

     Although the Committee chose to revise the compensation of the Named Executive Officers for the fiscal year just ended, it attempts to avoid treating salaries, stock option grants and debenture offerings as entitlements and recommends compensation revisions only when it believes such changes are warranted.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee's determination for establishing Mr. Palmer's remuneration for 1997 was based on the fact that after a period of unprecedented difficulty and instability in the offshore drilling industry, the Company had increased its market share and was able to capitalize on the significant increase in offshore drilling activity to generate record profits and significant stock price appreciation. No specific quantitative measure of the Company's performance was used for this purpose. Emphasis was also placed on evaluating the Company's performance versus the performance of the competitors in the Company's peer group described below under "Stockholder Return Performance Presentation", as well as certain additional public companies in the energy service industry. The Committee believed, and believes, that the Company's relatively strong position in the contract drilling industry and the successful design and implementation of the Company's Super Gorilla Class rig construction program has been in large part attributable to Mr. Palmer's abilities and contributions.

     In 1997, the Committee's deliberations with respect to Mr. Palmer's remuneration centered on the ongoing strong position that the Company has maintained in the contract drilling industry during a period of increased activity and profitability. During 1997, the Company's stock price increased 35% (after increasing 135% in 1996) as the market for the Company's drilling operations continued to improve. Given these facts, and the Committee's continuing belief that tying a significant portion of the chief executive officer's remuneration to the interests of the Company's stockholders is a prudent remuneration policy, it determined to grant to Mr. Palmer stock options for 75,000 shares of Common Stock with an exercise price equal to the market value on the date of grant of $19.63 per share. In addition, the Committee increased Mr. Palmer's annual salary by $45,000 and awarded a $450,000 bonus.

     The Committee has also continued to discuss and consider a provision of the tax code that will generally limit the Company's ability to deduct compensation in excess of $1 million to a particular executive. The Committee intends to consider the deductibility of the compensation paid to its executive officers in the future. This report has been provided by the following members of the
Committee:

                        Charles P. Siess, Jr., Chairman
                                Ralph E. Bailey
                                Henry O. Boswell
                               Wilfred P. Schmoe

     The foregoing report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparison of the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock, the cumulative total return of the Standard & Poor's Composite 500 Stock Index and the cumulative total return of a company-selected peer group for the period of five calendar years commencing January 1, 1993 and ending December 31, 1997.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                      ROWAN COMMON STOCK, S&P 500 INDEX &
                         COMPANY-SELECTED PEER GROUP**
                           (ASSUMES $100 INVESTED ON
                               DECEMBER 31, 1992)

               MEASUREMENT PERIOD
             (FISCAL YEAR COVERED)                     ROWAN            S&P 500         PEER GROUP**
1992                                                           100               100               100
1993                                                           114               110               203
1994                                                            79               112               173
1995                                                           122               153               354
1996                                                           287               188               757
1997                                                           387               251              1046

                         Fiscal Year Ended December 31

          * Total return assumes reinvestment of dividends.

         ** ENSCO International Incorporated, Global Marine, Inc., Noble
            Drilling Corp. and Reading & Bates Corp.

     The previous line graph is presented pursuant to, and has been prepared in accordance with, specific SEC rules which prescribe, among other characteristics, a five-year measurement period. Such rules also require the inclusion of a graph line reflecting a broad stock market benchmark, as reflected in the Standard & Poor's Composite 500 Index. The Company believes the contract drilling industry moves in very long cycles, significantly greater than five years, and that such cycles encompass extended periods of growth as well as extended periods of contraction. During much of the past fifteen-year period, the Company, and the industry as a whole, have generally experienced conditions more closely associated with the latter; though the Company believes present and anticipated conditions foretell of continued industry growth in the years ahead. For that reason, the Company does not believe a five-year presentation of stockholder return is especially meaningful, but rather believes a comparison covering the period since the industry last peaked is more informative. Furthermore, the Company believes the breadth of the S&P 500 Index yields an unsuitable barometer for measuring stockholder return in an industry as volatile as that in which the Company operates. A line graph comparison is set forth below which reflects the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock and the cumulative total return of the same Company-selected peer group for the period of fifteen calendar years commencing January 1, 1983 and ending December 31, 1997.

              COMPARISON OF FIFTEEN-YEAR CUMULATIVE TOTAL RETURN*
               ROWAN COMMON STOCK & COMPANY-SELECTED PEER GROUP**
                           (ASSUMES $100 INVESTED ON
                               DECEMBER 31, 1982)

                     MEASUREMENT PERIOD
                   (FISCAL YEAR COVERED)                           ROWAN          PEER GROUP**
1982                                                                       100               100
1983                                                                       113                92
1984                                                                        88                61
1985                                                                        78                32
1986                                                                        40                21
1987                                                                        53                37
1988                                                                        58                25
1989                                                                       113                45
1990                                                                       113                36
1991                                                                        58                20
1992                                                                        79                16
1993                                                                        91                33
1994                                                                        63                28
1995                                                                        97                57
1996                                                                       228               122
1997                                                                       307               168

                         Fiscal Year Ended December 31

     * Total return assumes reinvestment of dividends.

    ** ENSCO International Incorporated, Global Marine, Inc., Noble Drilling
       Corp. and Reading & Bates Corp.

                 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                      PARTICIPATION; CERTAIN TRANSACTIONS

     Mr. C. W. Yeargain, a Class II Director and an Executive Vice President of the Company until his retirement in March 1991, earned and was paid by the Company $133,333 in consulting fees in 1997.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLP has been selected as principal auditors for the Company for the year ending December 31, 1998. A representative of Deloitte & Touche is expected to be present at the Annual Meeting of Stockholders on April 24, 1998 and will be offered the opportunity to make a statement if he desires to do so. He will also be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Any stockholder who wishes to submit a proposal for presentation at the 1999 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company, at the address indicated on the cover page of this proxy statement, so that the Secretary receives it no later than November 15, 1998.

                                   FORM 10-K

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND ANY FINANCIAL STATEMENT SCHEDULES THERETO. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBIT(S) SHOULD BE DIRECTED TO MR. MARK H. HAY, SECRETARY OF THE COMPANY, AT THE COMPANY'S PRINCIPAL ADDRESS AS SHOWN ON THE COVER PAGE HEREOF.

                                 OTHER BUSINESS

     Management of the Company does not know of any other matters which are to be presented for action at the meeting. However, if any other matters properly come before the meeting, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons voting the proxy unless otherwise designated thereon.

                                        BY THE ORDER OF THE BOARD OF DIRECTORS

                                                    /s/ C. R. PALMER
                                                      C. R. Palmer
                                                        Chairman

March 13, 1998

                                                                      APPENDIX A

                             ROWAN COMPANIES, INC.

                  1998 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

                             I. PURPOSE OF THE PLAN

     The Rowan Companies, Inc. 1998 Nonemployee Directors Stock Option Plan (the "Plan") is intended to provide a means whereby directors of Rowan Companies, Inc., a Delaware corporation (the "Company"), who are not employees of the Company or its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company and whereby the economic interests of such directors may be more closely aligned with those of the Company's shareholders, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to such directors ("Optionees") the option ("Option") to purchase shares of the common stock of the Company ("Stock"), as hereinafter set forth. Options granted under the Plan are not intended to be incentive stock options within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

                               II. ADMINISTRATION

     The Plan shall be administered by the full Board of Directors of the Company (the "Board"). Unless the Board determines otherwise, any and all actions taken by the Board with respect to the Plan or in exercising its duties, powers and responsibilities under the Plan shall be effected in a manner which permits the Plan to comply with Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Board shall have sole authority to select the Optionees from among those individuals eligible hereunder and to establish the number of shares which may be issued under each Option. In selecting the Optionees from among individuals eligible hereunder and in establishing the number of shares that may be issued under each Option, the Board may take into account such factors as the Board in its discretion shall deem relevant. The Board is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Board in selecting the Optionees, in establishing the number of shares which may be issued under each Option and in construing the provisions of the Plan and any Options shall be final.

                             III. OPTION AGREEMENTS

     (a) Each Option shall be evidenced by a written agreement between the Company and the Optionee ("Option Agreement") which shall contain such terms and conditions as may be approved by the Board. The terms and conditions of the respective Option Agreements need not be identical.

     (b) For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the mean of the high and low sales prices of the Stock reported on the New York Stock Exchange on that date; or, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder or the foregoing methodology is not appropriate for determining the fair market value of Stock as determined by the Board for any reason, the determination of its fair market value shall be made by the Board in such manner as it deems appropriate.

     (c) Except as provided herein, each Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution be exercisable during the Optionee's lifetime only by the Optionee or, in the case of the Optionee's death or incapacity, by the Optionee's guardian or legal representative. The Board may, in its discretion, provide in an Option agreement that the Option granted thereby to a director may be transferred in whole or in part.

                          IV. ELIGIBILITY OF OPTIONEE

     Options may be granted only to individuals who are directors of the Company and who are not also employees of the Company or any parent or subsidiary corporation (as defined in section 425 of the Code) of the Company at the time the Option is granted. Options may be granted to the same individual on more than one occasion.

                         V. SHARES SUBJECT TO THE PLAN

     The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 200,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option in any manner shall result in a decrease in the number of shares of Stock which may thereafter be available for purposes of the Plan by the number of shares as to which the Option is exercised.

                                VI. OPTION PRICE

     The purchase price of Stock issued under each Option shall be determined by the Board, but such purchase price shall not be less than the fair market value of the Stock subject to the Option on the date the Option is granted.

                               VII. TERM OF PLAN

     The Plan shall be effective as of April 24, 1998, subject to its approval by the stockholders of the Company. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX, the Plan shall terminate upon and no further Options shall be granted after the expiration of fifteen years from the effective date of the Plan. The expiration of the Plan will not affect the validity of Options outstanding at that time.

                    VIII. RECAPITALIZATION OR REORGANIZATION

     (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

     (c) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option. If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity,
(iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than (a) ten days after the approval by the shareholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days after a change of control of the type described in Clause (iv), the Board, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual Optionee: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Board, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Board, in which event the Board shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to Options then outstanding as the Board deems appropriate to reflect such Corporate Change (provided, however, that the Board may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (4) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option.

     (d) For the purposes of clause (2) in Subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or
(iii), whichever is applicable, as follows: (i) the per share price offered to shareholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Board as of the date determined by the Board to be the date of cancellation and surrender of such Options. In the event that the consideration offered to shareholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Board shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

     (e) Any adjustment provided for in Subparagraphs (b) or (c) above shall be subject to any required shareholder action.

     (f) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

                    IX. AMENDMENT OR TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would materially impair the rights of the Optionee without the consent of such Optionee; and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan or extend the term of the Plan, without the approval of the shareholders of the Company.

                               X. SECURITIES LAWS

     (a) The Company shall not be obligated to issue any Stock pursuant to any Option granted under the Plan at any time when the offering of the shares covered by such Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Board deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

     (b) It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3. Nevertheless, the Board shall have discretion to cause the Plan to be administered or otherwise operated without complying with Rule 16b-3, and neither the Board nor the Company shall be liable to any Optionee or other person for failure of the Plan or any award under the Plan to comply with Rule 16b-3.

                                                                      APPENDIX B

                             ROWAN COMPANIES, INC.

                   1998 CONVERTIBLE DEBENTURE INCENTIVE PLAN

     1. Purpose. The Rowan Companies, Inc. 1998 Convertible Debenture Incentive Plan (the "Plan") is intended to promote the interests of Rowan Companies, Inc. (the "Company") and its stockholders by allowing officers and other key personnel of the Company and its subsidiaries the opportunity to invest in corporate debt in the form of the Company's floating interest rate subordinated debentures (the "Debentures") which are convertible into shares of Preferred stock, $1 par value, of the Company (the "Preferred Stock"), which shares of Preferred Stock are convertible into shares of common stock of the Company (the "Common Stock"), thereby giving key personnel added incentive to work toward the continued growth and success of the Company. The Company's Board of Directors also contemplates that the Plan will enable the Company and its subsidiaries to compete more effectively for the services of management personnel needed for the continued growth and success of the Company.

     2. Issuance of the Debentures. The Company shall have authority to issue Debentures in such amounts and to such of the key employees of the Company and its subsidiaries (as defined by Section 425 of the Internal Revenue Code of 1954, as amended) as the Committee (as defined in Section 9) shall from time to time determine. Such employees purchasing Debentures are designated herein as "Purchasers".

     3. General Terms and Conditions of the Debentures.

     Section 3.1. General. The Committee shall from time to time determine with respect to each series of Debentures to be issued the interest rate thereof, the conversion price applicable thereto (including the conversion ratio of the Preferred Stock), and such other terms and conditions of the Debentures, all to the extent not inconsistent with the provisions of this Plan.

     Section 3.2. Form and Term of Debentures. Debentures will be issued in series, the terms and conditions of which may differ among series and shall be in such form and in such denominations as the Committee may approve. Each series will be due not earlier than five years, or later than ten years, from the date of issuance, or on such earlier date as the Company redeems any Debentures, which date is referred to herein as the "Due Date".

     Section 3.3. Conversion of the Debentures. Subject to the provisions of this Section 3.3, the Debentures will be convertible at the conversion price in effect at the time of conversion into fully paid and non-assessable shares of Preferred Stock, which will immediately be convertible into fully paid and non-assessable shares of Common Stock of the Company, at any time in portions and after time periods determined by the Committee, which in no event will be less than one year after the date of issuance until the close of business on the Due Date. Each series of Debentures shall be convertible into a separate series of Preferred Stock. The conversion privilege with respect to any Debenture may be exercised only by a Purchaser thereof, by the estate of a deceased Purchaser or a beneficiary under such estate, or by a transferee of the Debenture as provided for therein.

     Upon termination of a Purchaser's employment except as described in (a),
(b), (c) or (d) below, a Purchaser's conversion privilege shall terminate. Upon termination of employment as described in any of (a), (b), (c) or (d) below, the Purchaser may thereafter exercise his conversion privilege at any time prior to the earlier of the Due Date or:

          (a) If Employee's employment with the Company terminates by reason of Retirement (as defined in Appendix A hereto), the date which is five years following the date of such Retirement, but only as to the portion or portions of the Debenture as provided for therein that Purchaser was entitled to convert as of the date of such Retirement, plus such additional portion or portions, if any, that the Committee, in its sole discretion, determines to be convertible as of the date of such Retirement.

          (b) If Employee dies within the five-year period following the date of Employee's termination of employment by reason of Retirement (in which case conversion may be effected as applicable by Employee's estate, or the person who acquires this Debenture by bequest or inheritance or otherwise by reason of the death of Employee), the date which is two years following the date of Employee's death, but only as to the portion or portions of the Debenture as provided for therein that Purchaser was entitled to convert as of the date Employee's employment terminated by reason of Retirement.

          (c) If Employee's employment with the Company terminates by reason of Disability (as defined in Appendix A hereto), Employee may convert this Debenture in full at any time during the period of five years following the date of such termination.

          (d) If Employee dies while in the employ of the Company or within the five-year period following the date of Employee's termination of employment by reason of Disability, Employee's estate, or the person who acquires this Debenture by bequest or inheritance or by reason of the death of Employee, may convert this Debenture in full at any time during the period of two years following the date of Employee's death.

     In the case of (a), (b), (c) and (d), any and all questions as to whether and when there has been a termination of a Purchaser's employment, and the cause of such termination, shall be determined by the Committee using whatever evidence as it may require, such determination or determinations being final and controlling on all interested parties.

     The conversion privilege with respect to any Debenture (i) will terminate if the Purchaser, without the Company's consent, sells, assigns, transfers, pledges, hypothecates or otherwise disposes of a Debenture except as permitted by Section 3.4 and (ii) will not be exercisable during such time as the Debenture is pledged to secure loans as permitted by Section 3.4.

     In no event may any Purchaser or the estate of a deceased Purchaser or a beneficiary under such estate exercise the conversion privilege associated with a Debenture prior to one year from the date of issuance of such Debenture or after the Due Date.

     Notwithstanding the foregoing or any provision in the Plan to the contrary, effective with the occurrence of a Corporate Change, as defined in the Company's Restated 1988 Nonqualified Stock Option Plan, each Debenture that has been issued and outstanding for more than one year as of the date of the Corporate Change shall automatically be fully convertible on and after the date of such Corporate Change.

     Section 3.4. Transfer and Pledge of Debentures. A Purchaser may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of a Debenture except by (i) will or the laws of descent and distribution or (ii) a pledge ("Permitted Pledge") of Debentures to a lender (which may be the Company if a loan is made pursuant to Section 8 hereof) as security for loans to provide all or part of the financing to purchase the Debentures. If such loan shall be made by other than the Company, the Purchaser shall give advance written notice to the Company prior to making any Permitted Pledge and the Purchaser and such Lender shall give notice of discharge of any Debenture from a Permitted Pledge, which notice shall be conclusive evidence that the conversion privilege with respect to such Debenture will again be exercisable subject to the provisions of Section 3.3.

     Section 3.5. Redemption of Debentures. The Company may, upon at least thirty days prior written notice to the affected Debenture holder or holders, redeem on any interest payment date, any or all of the Debentures issued under this Plan. The Company shall redeem on the next interest payment date after termination of the conversion privilege with respect thereto any Debenture with respect to which the conversion privilege has terminated pursuant to clauses
(a), (b), (c) or (d) of Section 3.3. The holder of any Debenture redeemed pursuant to this Section 3.5 shall be entitled to receive only the face amount of the Debenture plus accrued interest thereof to the Due Date.

     4. Authorized Amount of Debentures. The Company may issue up to $30,000,000.00 in aggregate principal amount of all Debentures.

     5. Effective Date. The Plan shall become effective upon approval thereof by the vote of the holders of a majority of the shares of Common Stock of the Company voting at the 1998 Annual Meeting of Stockholders, and shall expire when all of the Company's obligations with respect to all of the outstanding Debentures have been discharged; provided, however, that no Debenture shall be issued after April 24, 2008.

     6. Offers and Sales Price of Debentures. The Debentures shall be sold by the Company to Purchasers at a price equal to the higher of (a) face value plus any accrued interest to the date of sale or (b) the fair market value of the Debentures as of the date the Purchaser elects to purchase the Debentures, as determined by an independent investment banking firm. If the Internal Revenue Service determines that the value of a Debenture at the time of sale exceeded its sale price and if (a) the Company receives a federal income tax benefit as a result of such determination and (b) the Purchaser has contested such determination in a manner which the Company determines to be appropriate under the circumstances, then the Company will pay to the Purchaser or his estate or a beneficiary under his estate the lesser of (x) the federal income tax benefit derived by the Company as a result of the sale of the Debenture to the Purchaser or (y) the amount estimated by the Company (based on the highest marginal federal income tax rate applicable with respect to compensation income for the year in which the sale occurred and the amount determined by the Internal Revenue Service to be taxable income to the Purchaser as a result of his purchase of the Debenture) to be Purchaser's federal income tax liability resulting from his purchase of the Debenture.

     The Debentures may be offered only on the dates of regularly-scheduled meetings of the Company's Board of Directors (any such date is referred to herein as an "Offering Date"). An employee may elect to purchase all or none of the Debentures offered to him on an Offering Date by giving written notice to the Company of his election within 10 business days of such Offering Date. Payment for such Debentures shall be in cash or in Common Stock (valued at the mean of the high and low sales price of Common Stock prior to the date of such payment, as shown on the Composite Tape for securities listed on the New York Stock Exchange) and shall be made within 20 business days of such Offering Date.

     7. Conversion Price. The price (the "Conversion Price") at which shares of Preferred Stock shall be delivered upon conversion of a series of Debentures shall be set at a price at least equal to the mean of the high and low sales price of the Company's Common Stock on the date of sale of such series of Debentures, as shown on the Composite Tape for securities listed on the New York Stock Exchange. The number of shares of Common Stock which shall be delivered upon conversion of any shares of a series of Preferred Stock (the "Conversion Ratio") shall not exceed the face value of the related Debentures which were converted into such Preferred Stock divided by the mean of the high and low sales price of the Company's Common Stock on the date of sale of such series of Debentures, as shown on the Composite Tape for securities listed on the New York Stock Exchange. Upon any change in the capital stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spin-off, split up, dividend in kind or other change in the corporate structure or distribution to stockholders, appropriate adjustments to the Conversion Price and Conversion Ratio and the kind of shares delivered upon conversion of the Debentures and Preferred Stock may be made by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) with respect to both outstanding and unissued Debentures and Preferred Stock. If the Internal Revenue Service determines that the conversion of Debentures into Preferred Stock or that the subsequent conversion of Preferred Stock into Common Stock is a taxable transaction and if (a) the Company receives a federal income tax benefit as a result of such determination and (b) the Purchaser has contested such determination in a manner which the Company deems to be appropriate under the circumstances, then the Company will pay the Purchaser or his estate or a beneficiary under his estate the lesser of (x) the federal income tax benefit derived by the Company with respect to such conversion or (y) the amount estimated by the Company (based on the highest marginal federal income tax rate applicable with respect to compensation income for the year in which the conversion occurred and the amount determined by the Internal Revenue Service to be taxable income to the Purchaser as a result of such conversion) to be Purchaser's federal income tax liability resulting from such conversion.

     8. Company Loans. The Company may, from time to time, make loans ("Company Loans") to Purchasers for the purpose of providing all or part of the financing necessary to purchase any Debenture; provided, however, that the maximum amount of the Company Loan shall not exceed the purchase price of the Debentures. Subject to the foregoing, Company Loans may be made to such Purchasers in such amounts bearing interest at such rates (not less than the higher of the interest rate on the Debenture or a floating rate determined under Sections 483 and 1274(d) of the Internal Revenue Code of 1986, as amended), shall be secured by a pledge of and lien on the Debenture (which may be inferior to the pledge and lien securing a bank loan) and on such other terms and conditions as the Committee may from time to time approve.

     9. Administration. The Plan shall be administered by a committee of the Board of Directors (the "Committee"), which shall consist of three or more persons. No Debentures may be sold to any member of the Committee during the term of his membership on the Committee. No person shall be eligible to serve on the Committee unless he is a "disinterested person" within the meaning of Paragraph (d)(3) of Rule 16b-3, under the Securities Exchange Act of 1934 or any successor thereto as then in effect ("Rule 16b-3"). The members of the Committee shall be appointed by the Board of Directors, and any vacancy on the Committee shall be filled by the Board of Directors.

     Subject to the foregoing paragraphs, the Committee shall interpret the Plan and the Debentures sold under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Debenture in the manner and to the extent the Committee deems desirable to administer the Plan or the Debentures. The Committee's determination of any matter within its authority shall be conclusive and binding upon the Company and all other persons.

     10. Amendment and Discontinuance. Subject to the provisions of this Section 10, the Committee may amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan may:

          (a) Without the consent of the holder of a Debenture, terminate his Debenture or adversely affect his rights under the Debenture in any material respect;

          (b) Without the consent of a majority of the shares of voting stock of the Company voting at any meeting of Stockholders (i) increase the amount of Debentures available under the Plan, (ii) change materially the persons eligible to purchase Debentures under the Plan, (iii) increase materially the benefits under the Plan, or (iv) extend the termination date of the Plan; or

          (c) Cause the plan to fail to meet the requirements of Rule 16b-3.

     11. Other Provisions.

     (a) The Purchaser of a Debenture shall not be entitled to any rights as a stockholder of the Company until such Purchaser has exercised the conversion privilege contained in the Debenture.

     (b) No Debenture shall be construed as limiting any right which the Company or any subsidiary of the Company may have to terminate at any time, with or without cause, the employment of a Purchaser to whom a Debenture has been sold.

     (c) Notwithstanding any provision of the Plan or the terms of any Debenture sold pursuant to the Plan, (i) the Company shall not be required to issue any Debentures hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or Federal law, or of the rules or regulations of any governmental regulatory body, and (ii) any amount of interest paid or payable on a Debenture which exceeds the amount legally payable to a Purchaser under the applicable usury laws will be paid by the Company as compensation to the Purchaser.

                                   APPENDIX A
                                       TO
                   1998 CONVERTIBLE DEBENTURE INCENTIVE PLAN

     Retirement. For purposes of the Plan, a Purchaser shall be deemed to have terminated employment by reason of "Retirement" if such Purchaser voluntarily terminates employment on or after having attained the age of 60 while employed by the Company or an affiliate of the Company.

     Disability. For purposes of the Plan, a Purchaser shall be deemed to have terminated his employment with the Company or an affiliate of the Company by reason of "Disability" if at the time of such termination of employment he has a mental or physical condition which totally and presumably permanently prevents him from engaging in any substantial gainful employment with the Company which
(i) did not arise while engaged in or as a result of being engaged in an illegal act or enterprise, (ii) did not result from chronic alcoholism, addiction to narcotics or the use of illegal or unauthorized drugs in any manner, (iii) did not result from service in the Armed Forces of the United States which entitled the Purchaser to a veteran's disability pension, and (iv) did not arise while employed by an employer other than the Company or a subsidiary or affiliated corporation of the Company. The existence of such Disability must be certified by two duly licensed and practicing physicians selected, respectively, at the direction of the Committee and at the direction of the Purchaser or his representative. If they fail to agree, a third physician shall be selected at the direction of the Committee, and the determination of any two of such three physicians shall be final and controlling on all interested parties. The determination of any such physicians shall be evidenced by appropriate written certifications delivered to the Committee. Notwithstanding the foregoing, the Committee may, in its discretion, waive the requirement for certification of Disability by licensed physicians, and, in lieu of such certification, rely on such other appropriate medical evidence of Disability as is deemed satisfactory by the Committee.

                                                                      APPENDIX C

                             ROWAN COMPANIES, INC.

                  RESTATED 1988 NONQUALIFIED STOCK OPTION PLAN

                             I. PURPOSE OF THE PLAN

     The Rowan Companies, Inc. Restated 1988 Nonqualified Stock Option Plan (the "Plan") is intended to provide a means whereby certain employees of Rowan Companies, Inc., a Delaware corporation (the "Company"), and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to certain employees ("Optionees") the option ("Option") to purchase shares of the common stock of the Company ("Stock"), as hereinafter set forth. Options granted under the Plan are not intended to be incentive stock options within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan constitutes a restatement and continuation without gap or interruption of the Rowan Companies, Inc. 1988 Nonqualified Stock Option Plan. The effective date of the restatement of the Plan is April 24, 1998. As restated, the Plan governs both Options granted after April 24, 1998 and, unless otherwise specifically provided herein, Options granted before April 24, 1998.

                               II. ADMINISTRATION

     The Plan shall be administered by a committee (the "Committee") of, and appointed by, the Board of Directors of the Company (the "Board"). Unless the Board determines otherwise, the Committee shall be constituted so as to permit the Plan to comply with Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee shall have sole authority to select the Optionees from among those individuals eligible hereunder and to establish the number of shares which may be issued under each Option. In selecting the Optionees from among individuals eligible hereunder and in establishing the number of shares that may be issued under each Option, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the Optionees, in establishing the number of shares which may be issued under each Option and in construing the provisions of the Plan and any Option shall be final.

                             III. OPTION AGREEMENTS

     A. Each Option shall be evidenced by a written agreement between the Company and the Optionee ("Option Agreement") which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical.

     B. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the mean of the high and low sales prices of the Stock as reported on the New York Stock Exchange; or, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder or the foregoing methodology is not appropriate for determining the fair market value of Stock as determined by the Committee for any reason, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

     C. Except as provided herein, each Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee or, in the case of the Optionee's death or incapacity, by the Optionee's guardian or legal representative. The Committee may, in its discretion, provide in an Option agreement that any Option may be transferred in whole or in part.

                          IV. ELIGIBILITY OF OPTIONEE

     Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in section 425 of the Code) of the Company at the time the Option is granted. Options may be granted to the same individual on more than one occasion.

                         V. SHARES SUBJECT TO THE PLAN

     The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 10,000,000 shares of Stock (which number reflects an increase of 3,000,000 shares effective as of April 24, 1998). Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option in any manner shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised.

                                VI. OPTION PRICE

     The purchase price of Stock issued under each Option shall be determined by the Committee, but such purchase price shall not be less than the par value of Stock.

                               VII. TERM OF PLAN

     Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX, the Plan shall terminate upon and no further Options shall be granted after January 21, 2008. The expiration of the Plan will not affect the validity of Options outstanding at that time.

                    VIII. RECAPITALIZATION OR REORGANIZATION

     A. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     B. The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

     C. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option. If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity,
(iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than (a) ten days after the approval by the shareholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days after a change of control of the type described in Clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual Optionee: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or
(4) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option.

     D. For the purposes of clause (2) in Subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to shareholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to shareholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

     E. Any adjustment provided for in Subparagraphs (b) or (c) above shall be subject to any required shareholder action.

     F. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

                    IX. AMENDMENT OR TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would materially impair the rights of the Optionee without the consent of such Optionee; and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, or extend the term of the Plan, without the approval of the shareholders of the Company.

                               X. SECURITIES LAWS

     A. The Company shall not be obligated to issue any Stock pursuant to any Option granted under the Plan at any time when the offering of the shares covered by such Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

     B. It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3. Nevertheless, the Board shall have discretion to cause the Plan to be administered or otherwise operated without complying with Rule 16b-3, and none of the Board, the Committee, or the Company shall be liable to any Optionee or other person for failure of the Plan or any award under the Plan to comply with Rule 16b-3.

PROXY

                             ROWAN COMPANIES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints C.R. Palmer and Mark H. Hay proxies, each with power to act without the other and with full power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side hereof, all the shares of stock of Rowan Companies, Inc. ("Company") standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 24, 1998 or any adjournment thereof.

IF CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS INDICATED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2,3 AND 4 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING. ALL PRIOR PROXIES ARE HEREBY REVOKED.

          (Continued, and to be dated and signed, on the reverse side)

                             ROWAN COMPANIES, INC.

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY    [ ]

[                                                                              ]

The Board of Directors unanimously recommends a vote FOR:

                                                     FOR    WITHHOLD    FOR ALL
                                                     ALL       ALL      EXCEPT
1.  The election of H. E. Lentz, Wilfred P.          [ ]       [ ]        [ ]
    Schmoe and Charles P. Siess, Jr. as
    Class I Directors

    ________________________________________
       (Except nominee(s) written above)

                                                     FOR     AGAINST    ABSTAIN
2.  Approval of Rowan Companies, Inc. 1998           [ ]       [ ]        [ ]
    Nonemployee Director Stock Option Plan

The Board of Directors unanimously recommends a vote FOR:

                                                     FOR     AGAINST    ABSTAIN
3.  Approval of Rowan Companies, Inc. 1998           [ ]       [ ]        [ ]
    Convertible Debenture Incentive Plan

                                                     FOR     AGAINST    ABSTAIN
4.  Approval of amendment and restatement of         [ ]       [ ]        [ ]
    Rowan Companies, Inc. 1988 Nonqualified
    Stock Option Plan


5. With discretionary authority on any other matter which may properly come before the meeting.


                                    ____________________________________________
                                                     Signature

                                    ____________________________________________
                                             Signature if held jointly

                                    Dated ________________________________, 1998

                                    Please complete, date, sign and return this proxy promptly in the enclosed envelope. Sign exactly as name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the signature is for a corporation, please sign full corporate name by authorized officer. If shares are registered in more than one name, all holders must sign.